EXHIBIT 11

                  UNITED VANGUARD HOMES, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE

                                   (UNAUDITED)

                                                                          Primary Earnings per Share
                                                                          --------------------------

                                                              For the three months               For the nine months
                                                              ended December 31,                 ended December 31,
                                                              1996             1995              1996             1995
                                                              ----             ----              ----             ----


Earnings                                                     $   (966,827)   $   367,896        $  (866,572)      $  494,681

Shares:
     Weighted average shares outstanding                        3,320,950      1,158,118          2,243,895        1,972,342
     Dilutive stock options and warrants                             -              -                  -               -
                                                             ------------    -----------        ------------      ----------

Weighted average common and
equivalent shares outstanding                                   3,320,950      1,158,118           2,243,895       1,972,342
                                                             ------------    -----------        ------------      ----------

Primary earnings per share:                                        $(0.29)         $0.32              $(0.39)          $0.25
                                                            =============  =============      ==============   =============


                                                                             Fully Diluted Earnings per Share
                                                                             --------------------------------

                                                              For the three months               For the six months
                                                              ended December 31,                 ended December 31,
                                                              1996             1995              1996             1995
                                                              ----             ----              ----             ----

Earnings                                                    $   (966,827)    $   367,896       $   (866,572)      $  494,681

Net interest expense related to convertible debt                  22,280          40,073             66,599          120,218
                                                             ------------   ------------       -------------    ------------
     Adjusted net earnings                                      (944,547)        407,969           (799,973)         614,899
                                                             ------------   ------------       -------------    ------------

Shares:
     Weighted average shares outstanding                       3,320,950      1,158,118           2,243,895        1,972,342
     Dilutive stock options and warrants                             -              -                   -               -
     Common shares issuable upon conversion                      190,876        400,280             190,876          400,280

Weighted average common and equivalent shares
outstanding                                                    3,511,826      1,558,398           2,434,771        2,372,622
                                                            ------------      ----------         -----------      ----------

Fully diluted earnings per share                                  $(0.27)         $0.26              $(0.33)          $0.26
                                                            =============     ==========         ===========      ==========


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